                                  PROMISSORY NOTE



$88,000.00                                                      January 16, 1998


     FOR VALUE RECEIVED, the undersigned, THE OXBORO MEDICAL INTERNATIONAL, INC. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (the "Trust") promises to pay to the order of Oxboro Medical International, Inc. (the "Company"), at 13828 Lincoln Street N.E., Ham Lake, Minnesota, or at such other place as any present or future holder of this Note may designate from time to time, the principal sum of $88,000.00, or so much thereof as remains outstanding, as the case may be, as follows: Ten (10) annual principal payments of $8,800, together with interest at an annual rate equal to six percent (6%) compounded annually (calculated on the basis of actual days elapsed and a 360-day year) on the unpaid balance hereof, until this Note is fully paid with the actual balance due and payable on January 15, 2007, unless sooner paid or permitted due to acceleration upon an event of default as hereinafter defined or otherwise.

     All or any part of the unpaid balance of this Note may be prepaid at any time without penalty. At the option of the then holder of this Note, any payment under this Note may be applied first to the payment of accrued interest, second to the payment of other charges, fees and expenses under this Note and any other agreement or writing in connection with this Note, and third to the payments of principal under this Note in inverse order of maturity.

     Any default in the payment of this Note, which remains uncured for a period of thirty (30) days after written notice thereof to the undersigned, shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default and at any time thereafter, the then holder of this Note may, at its option, declare this Note to be immediately due and payable and thereon this Note shall become due and payable for the entire unpaid principal balance of this Note plus other charges on this Note without any presentment, demand, protest or other notice of any kind.

     Upon failure of the undersigned to pay any payment hereon in full when due, or in the event of any other default hereunder, the entire unpaid principal balance hereof plus accrued and unpaid interest thereon shall, at the option of the Company, mature and become immediately due and payable.

     The undersigned hereby agrees: (1) that it shall be bound hereby; and (2) to pay, in addition to all other sums of money due, all costs of collection and reasonable attorneys' fees, whether suit be brought or not, if this Note is not paid in full when due, whether at the stated maturity or by acceleration, or is otherwise in default.

     Notwithstanding any other provision hereof no recourse shall be had for the payment of the principal of or interest on (or any other sum due under) this Note against the undersigned or its assets except as specifically provided herein, or against the Trustee of the Trust.


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     The undersigned (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; (ii) agrees to pay on demand all costs and expenses of all present and future holders of this Note in connection with the collection and enforcement of this Note and any security and guaranties for this Note, including but not limited to reasonable attorneys' fees and legal expenses and (iii) consents to the personal jurisdiction of the state and federal courts located in the state of Minnesota in connection with any controversy related in any way to this Note or any security or guaranty for this Note, and waives any argument that venue in such forums is not convenient.


     No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of all present and future holders of this Note shall be cumulative and may be exercised singly concurrently or successively. This Note shall bind the undersigned and the representatives, successors and assigns of the undersigned. This Note shall be governed by and construed in accordance with the laws of the state of Minnesota.

     THE UNDERSIGNED REPRESENT, CERTIFY, WARRANT AND AGREE THAT THE UNDERSIGNED HAVE READ ALL OF THIS NOTE AND UNDERSTAND ALL OF THE PROVISIONS OF THIS NOTE. THE UNDERSIGNED ALSO AGREE THAT COMPLIANCE BY ANY PRESENT OR FUTURE HOLDER OF THIS NOTE WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

                                        THE OXBORO MEDICAL INTERNATIONAL, INC.
                                        EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST


                                        By   /s/Larry A. Rasmusson, Trustee
                                           ------------------------------------
                                           Larry A. Rasmusson, Trustee


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